[LETTERHEAD OF COMPUTER ASSOCIATES INTERNATIONAL, INC.]

September 22, 2004

By Overnight Delivery

John Cooney, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017

Dear Jack:

     This is in reference to the letter of August 26, 2004, from Lewis S. Ranieri to your client, Mr. Sanjay Kumar, regarding certain matters with respect to his resignation as an employee of Computer Associates International, Inc.

     This letter shall constitute the sixty-day notice to Mr. Kumar that the Company, for good cause, has determined to revoke the benefits referred to in paragraphs 1 and 2 of the letter.

Very truly yours,

/S/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President and General Counsel